UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2006

BIOLOK INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-126394	65-0317138
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

368 S. Military Trail
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 698-9998

(Registrant’s telephone number, including area code)

with a copy to:

Jonathan L. Shepard, Esquire
Siegel, Lipman, Dunay & Shepard, LLP
5355 Town Center Road, Suite 801
Boca Raton, FL 33486

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant.

On October 24, 2006, HealthpointCapital Partners II, L.P. (“Parent”), and its wholly-owned subsidiaries, Tumbler Holdings, Inc., and Tumbler Merger Corp. (“Subs”), successfully completed a tender offer (“Offer”) for all outstanding shares of common stock, par value $.01 per share, of BioLok International Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 7, 2006, among the Subs and the Company (the “Merger Agreement”). The Offer expired at 12:00 midnight, New York City time, on October 23, 2006. The Depository for the Offer has advised Parent and the Subs that as of the expiration of the Offer an aggregate of approximately 14,274,079 shares of common stock of the Company were validly tendered (including 122,186 shares of common stock of the Company that were tendered pursuant to guaranteed delivery procedures), representing in excess of 91.1% of the outstanding shares of common stock of the Company. Tumbler Merger Corp. accepted for payment and purchased all shares of common stock of the Company validly tendered and not properly withdrawn pursuant to the Offer.

The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the relevant portions of the Delaware General Corporation Law (the “DGCL”), Tumbler Merger Corp. will merge with and into the Company (the “Merger”), and each share of the Company’s common stock that is not tendered pursuant to the Offer (other than shares that are held by the Parent or the Subs or any of their respective subsidiaries or by stockholders, if any, who properly exercise their dissenters’ rights under the DGCL) will be converted into the right to receive cash in an amount equal to the offer price in the Offer of $2.15 per share. Following the effective time of the Merger, the Company will continue as a wholly-owned subsidiary of Tumbler Holdings Inc.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission (the “SEC”) on September 25, 2006, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO originally filed by Parent and the Subs with the SEC on September 25, 2006, as subsequently amended, and such information is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
20.1
Solicitation/Recommendation Statement on Schedule 14D-9 of BioLok International Inc. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on September 25, 2006, and as amended).

99.1
Tender Offer Statement on Schedule TO filed by HealthpointCapital Partners II, L.P., Tumbler Holdings, Inc., and Tumbler Merger Corp. (incorporated by reference in its entirety as originally filed with the Securities and Exchange Commission on September 25, 2006, and as amended).

99.2	Press Release issued by HealthpointCapital Partners II, L.P., Tumbler Holdings, Inc., Tumbler Merger Corp. and BioLok International Inc. dated October 25, 2006 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2006
/s/ Bruce L. Hollander

Bruce L. Hollander, CEO and President